Exhibit 99.1

AMC Robotics Appoints AI and Machine Learning Expert Dr. Ang Li as Chief Technology Officer

NEW YORK – October 1, 2026 – AMC Robotics Corporation (Nasdaq: AMCI) (“AMC Robotics” or the “Company”), an AI-driven robotics solutions provider, today announced the appointment of Dr. Ang Li as Chief Technology Officer. Dr. Li will lead the Company’s technology strategy and AI roadmap, with a focus on advancing autonomous intelligence, AI-powered perception, and edge computing capabilities across the Company’s robotics platforms.

The appointment marks an important step in AMC Robotics’ strategy to build increasingly intelligent and autonomous robotic systems for real-world environments. Drawing on Dr. Li’s expertise in edge AI, distributed machine learning, and embodied intelligence, the Company plans to strengthen the integration of advanced AI models with its robotic hardware and accelerate the translation of emerging AI technologies into scalable commercial robotics applications.

Dr. Li is an Assistant Professor in the Department of Electrical and Computer Engineering at the University of Maryland, College Park, where he will continue in his academic role while serving as Chief Technology Officer of AMC Robotics. Prior to joining the University of Maryland in August 2023, Dr. Li served as a Research Associate at Qualcomm AI Research and previously conducted research at Alibaba DAMO Academy. His research spans edge AI, distributed and federated learning, efficient AI systems, and embodied intelligence, with a particular focus on enabling advanced AI models to operate efficiently and reliably in real-world environments.

Dr. Li holds a Bachelor of Science from Henan University, a Master of Engineering from Peking University, a Master of Science and Ph.D. from the University of Arkansas, and a Ph.D. in Electrical and Computer Engineering from Duke University. His research has been recognized with the NSF CAREER Award, Cisco Research Award, CPAL Rising Star Award, IEEE TCCPS Outstanding Ph.D. Dissertation Award, the ACM KDD Best Student Paper Award, and the Duke ECE Department Outstanding Dissertation Award.

“We are very excited to welcome Dr. Li to the AMC Robotics leadership team,” said Sean Da, Chairman and Chief Executive Officer of AMC Robotics. “AI is becoming increasingly central to the capabilities and differentiation of modern robotic systems. Dr. Li brings deep expertise at the intersection of artificial intelligence, edge computing, and intelligent systems, and we believe his leadership can help accelerate our evolution toward more autonomous, adaptive, and AI-native robotics platforms. His experience will be especially valuable as we advance our existing products, develop new robotic capabilities, and pursue broader commercial applications.”

“Robotics is entering a new phase in which advances in AI can fundamentally expand what machines are able to perceive, reason about, and accomplish in the physical world,” said Dr. Ang Li, Chief Technology Officer of AMC Robotics. “AMC Robotics already has a strong foundation in robotic hardware and real-world applications. I am excited about the opportunity to build on that foundation by bringing advanced AI, edge intelligence, and embodied intelligence more deeply into our platforms. I look forward to working with the team to translate these technologies into practical capabilities and build the next generation of intelligent robotic systems.”

About AMC Robotics Corporation

AMC Robotics (Nasdaq: AMCI) is an AI-driven robotics company focused on developing intelligent, scalable hardware and software solutions. The Company’s quadruped robotic platform, Kyro™, enables industries to automate inspection, security, and operational tasks through autonomous mobility and AI-powered perception and its warehouse logistics sorting robot, NovaArm™ is designed to enhance operational efficiency, improve sorting accuracy, and reduce labor costs for warehouses and distribution centers, addressing the accelerating demand for automation across the U.S. logistics sector.

For more information, please visit www.amcx.ai.

Investors and Media Contact

Susan Xu
Alliance Advisors IR
E: AMCRoboticsIR@allianceadvisors.com

Cautionary Note Regarding Forward Looking Statements

This press release may contain statements that constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, and the effects of regulation. These forward-looking statements are based on the Company’s management’s current expectations, projections, and beliefs, as well as a number of assumptions concerning future events. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including statements regarding the management’s expectations, hopes, beliefs, intentions, plans, prospects or strategies. These risks, uncertainties, assumptions, and other important factors include, but are not limited to: (a) challenges in opening operations in new jurisdictions, including but not limited to compliance with local ordinances, obtaining any necessary permits and regulatory oversight; (b) the ability to recognize the anticipated benefits of the new operations; (c) the outcome of any legal proceedings that may be instituted against the Company; (d) the ability to continue to meet the applicable stock exchange listing standards; (e) changes in applicable laws or regulations, including legal or regulatory developments (including, without limitation, accounting considerations); (f) the possibility that AMC Robotics may be adversely affected by other economic, business, and/or competitive factors; (g) AMC Robotics’ estimates of expenses and profitability; (h) buildout and production line commissioning of the Company’s robotic manufacturing facility and the corresponding target completion date; and (i) other risks and uncertainties indicated under “Risk Factors” contained in AMC Robotics’ Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed or to be filed with the SEC by AMC Robotics. Copies are available on the SEC’s website, www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

The Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.